UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008 (July 1, 2008)

INDEX OIL AND GAS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-51430	20-0815369
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 Memorial Drive, Suite 440
Houston, Texas 77024
(Address of principal executive offices, including zip code)

(713) 683-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)                 Effective July 1, 2008, Ronald Bain Ph.D. was appointed to the newly created position of Chief Operating Officer of Index Oil and Gas Inc. (the “Company”).  Dr. Bain, age 61, joined the Company as its Senior Vice President of Exploration and Production on February 1, 2008.  Dr. Bain provides exploration, production and strategic business services to the Company pursuant to the terms of that certain Agreement for Exploration, Production and Strategic Services between the Company and ConRon Consulting Inc., as amended by that certain Addendum #1 dated June 1, 2008 (the “Consulting Agreement”)

Dr. Bain has over 34 years experience within the energy sector.  Prior to joining the Company, Dr. Bain was the Corporate Exploration Advisor and Vice President of Geosciences of Houston-based Endeavour International Corporation, an independent energy company established to find and develop oil and gas reserves in the North Sea.  Dr. Bain provided independent risk assessment of drilling opportunities and was responsible for characterizing exploration inventories.  From 1983 to 2001, Dr. Bain worked with Anadarko Petroleum Corporation.  He held numerous management positions in technology and exploration, both in the domestic United States and finally as Manager of International Exploration.

The Company and Dr. Bain entered into a second amendment to the Consulting Agreement dated as of July 1, 2008 to provide that Dr. Bain will serve as the Chief Operating Officer of the Company.  The remaining terms and conditions of the Consulting Agreement did not change.  Under the Consulting Agreement, Dr. Bain receives $2,000 per day, to a maximum of 10 working days equivalent per calendar month, and any additional days will be supplied at a fee of $1,500 per working day equivalent supplied per month.  Dr. Bain also receives 715 shares of common stock  of the Company for each day worked at the rate of $2,000 per day and 1,250 shares of common stock of the Company for each day worked at the rate of $1,500 per day.  The term of the Consulting Agreement expires on May 30, 2009.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, which is attached hereto as Exhibit 10.15 and incorporated herein by reference.

There are no family relationships between Dr. Bain and any of the other executive officers or directors of the Company.  There have been no reportable related party transactions between the Company and Dr. Bain.

Item 7.01                      Regulation FD Disclosure.

On July 8, 2008, the Company issued a press release announcing the appointment of Dr. Bain as its Chief Operating Officer.  A copy of the press release is attached hereto as Exhibit 99.1.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.15
Agreement for Exploration, Production and Strategic Services dated February 1, 2008 between the Company and ConRon Consulting Inc., as amended by Addendum #1 dated June 1, 2008 and Addendum #2 dated July 1, 2008

99.1	Press Release of Index Oil and Gas Inc. dated July 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEX TO EXHIBITS

Date: July 8, 2008	By:	/s/ Lyndon West
Lyndon West
Chief Executive Officer

INDEX OIL AND GAS INC.

Exhibit No.	Description

10.15
Agreement for Exploration, Production and Strategic Services dated February 1, 2008 between the Company and ConRon Consulting Inc., as amended by Addendum #1 dated June 1, 2008 and Addendum #2 dated July 1, 2008

99.1	Press Release of Index Oil and Gas Inc. dated July 8, 2008

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